MFS/SUN LIFE SERIES TRUST
                                             N-SAR EXHIBITS

                                             SUB-ITEM 77D

The following changes are described in the prospectus and statement of additional information for each series of MFS/Sun Life Series Trust (the Trust), as contained in Post-Effective Amendment No. 31 to the Trust's Registration Statement on Form N-1A (File Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on March 1, 2002. Such descriptions are incorporated herein by reference.

o The Bond Series added disclosure regarding non-dollar denominated non-Canadian foreign securities.
o The Global Asset Allocation Series added disclosure regarding mortgage-backed and asset-backed securities.
o The Global Telecommunications Series added disclosure regarding short sales and issuer concentration.
o The Global Total Return Series added disclosure regarding emerging markets securities and lower-rated bonds.
o The International Investors Trust added disclosure regarding emerging markets securities.
o The Managed Sectors Series added disclosure on short sales and issuer concentration.
o The Mid Cap Growth Series added disclosure regarding short sales and issuer concentration.
o The Money Market Series added disclosure regarding investments in U.S. dollar-denominated securities of foreign issuers.
o The Research Growth and Income Series added disclosure regarding growth companies.
o The Strategic Growth Series added disclosure regarding over-the-counter transactions.
o   The Technology Series added disclosure regarding issuer concentration.
o   The Total Return Series added disclosure regarding lower-rated bonds.
o   The Value Series added disclosure regarding large cap companies
o   The  International New Discovery Series changed its name to the Mid Cap
    Value  Series  and  made   corresponding   changes  to  its  investment
    objective, policies and risk disclosures.

o   The Global  Health  Sciences  Series  changed its name to the Strategic
    Value  Series  and  made   corresponding changes to its investment
    objective, policies and risk disclosures.